SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 2, 2004 (July 28, 2004)

Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices)

                    (314) 863-1100
(Registrant's telephone number)

Item 5.     Other Events

On August 2, 2004, the Company announced that its Board of Directors authorized the repurchase of an additional $50 million of its outstanding common stock over the next twelve months. This new authority is in addition to the existing authority to repurchase $100 million of the company’s outstanding common stock, which authority is set to expire on October 24, 2004. Approximately $50 million of that original authority has not yet been used.

Item 7.     Financial Statements and Exhibits

(c) 99(a) Press Release, dated July 28, 2004

99(b) Press Release, dated August 2, 2004

Item 9.     Regulation FD Disclosure

The following information is furnished pursuant to Item 12, "Results of Operations and Financial Condition."

On July 28, 2004, the Company issued the Press Release filed as Exhibit 99(a) to this Current Report on Form 8-K, which press release is incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Steven W. Alstadt

Steven W. Alstadt
Controller and Chief Accounting Officer

Dated:     August 2, 2004